SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                November 21, 1997



Commission   Registrants; State of Incorporation;       IRS Employer
File Number       Address; and Telephone Company      Identification
   No.

  1-11327             Illinova Corporation                37-1319890
                      (an Illinois Corporation)
                      500 S. 27th Street
                      Decatur, IL  62525
                      (217) 424-6600

   1-3004             Illinois Power Company              37-0344645
                      (an Illinois Corporation)
                      500 S. 27th Street
                      Decatur, IL  62525
                      (217) 424-6600



                Total number of sequentially numbered pages is 6.

Item 5.  Other Events
--------------------------

Attached is a copy of a communication provided to the media on November 21, 1997.

For release:                          Nov. 21, 1997

For more information:                       Shirley J. Swarthout (217) 424-6400


                         ILLINOIS POWER RELEASES RESULTS
               OF INDEPENDENT ASSESSMENT OF CLINTON POWER STATION

CEO "Absolutely Committed" To Excellence At Nuclear Power Plant

     DECATUR, Ill. -- Illinois Power today released findings from an independent team of nuclear industry professionals that identified underlying causes of Clinton Power Station's recent decline in performance. The company also reiterated its commitment to operating Clinton at a level of excellence and outlined the steps it is taking to do so.
     "We knew from the beginning that a thorough and critical review of Clinton would be a painful process, but it was the right thing for us to do," said Illinois Power Chief Executive Officer Larry D. Haab at a press conference here today. "I am absolutely committed to excellence at Clinton and I have pledged to make it my highest priority."
     The Integrated Safety Assessment (ISA) Team specifically examined strengths and weaknesses in Clinton's management, operations, engineering, maintenance and plant support. The team was asked to evaluate Clinton as it compares to those nuclear plants considered the best in the industry, not just to minimum industry standards. Illinois Power initiated the independent assessment of the plant and its performance in June. The company chose Edward D. Fuller, recent past president of the American Nuclear Society and 37-year veteran of
 - more -

ILLINOIS POWER
Nov. 21, 1997
Page 2

the nuclear power industry, to lead the assessment of the 950-megawatt nuclear generating facility. Fuller assembled the team of more than 30 industry experts, none of whom had any significant prior involvement with the Clinton plant.

                               Findings Of The ISA
     The ISA report concluded that the underlying reasons for the performance problems at Clinton were ineffective leadership throughout the organization in providing standards of excellence; complacency throughout the organization; barrier weaknesses; and weaknesses in teamwork.
     Summarizing the group's findings, Fuller said, "In spite of a willing workforce and a solid operational record through 1995, Clinton was unable to keep pace with rising standards of excellence in the nuclear industry. There was complacency and only limited critical self-assessment, which led to a tolerance of sub-standard performance in many elements of Clinton's organization." Although the primary focus of the ISA was on opportunities for improvement, the report cites areas of strengths at Clinton, including its willing and loyal work force. The report also commends Illinois Power for responding well to the ISA findings and "quickly acknowledging the issues and undertaking to address them."

                        Developing A Plan For Excellence
     The company outlined the steps it is taking in response to the ISA findings. Haab stated that, on the whole, the report accurately captures the problems and challenges facing Clinton.
- more -

ILLINOIS POWER
Nov. 21, 1997
Page 3

     "Clearly, our initial response to the problems at Clinton was not adequate," said Haab. "Rather than stepping back and looking at the problem from a long-term perspective, we looked at it from a very narrow perspective. As a result, we took a series of ineffectual half-steps. We focused on equipment issues, when human issues were the underlying problem."
     Based on observations during the ISA and the company's own internal discussions, Haab said, Illinois Power realized that it needed to develop an integrated plan that focuses first on improving human performance.
     "I have tremendous faith and confidence in the employees at Clinton," continued Haab. "They have the ability to operate Clinton at the highest level, and I know that, working together, we can address the leadership and cultural hurdles that have prevented us from achieving excellence.
     "We are currently developing a comprehensive 'Plan For Excellence' to address the issues raised in the ISA report," continued Haab. "This plan will serve as a road map for us as we raise standards at Clinton."
     Haab expects the plan to be completed in the first quarter of 1998.
                                                      - end -

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                     ILLINOVA CORPORATION
                                                     (Registrant)

                                                     By/s/Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Chief Financial Officer
                                                     Treasurer and Controller
                                                     on behalf of
                                                     Illinova Corporation


Date:    November 21, 1997



                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                     ILLINOIS POWER COMPANY
                                                     (Registrant)

                                                     By/s/Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     on behalf of
                                                     Illinois Power Company


Date:    November 21, 1997